UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 2003

                            NEW JERSEY MINING COMPANY
             (Exact name of registrant as specified in its charter)





          Idaho                        000-28837                82-0490295
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of  incorporation)                                     Identification  No.)



         P.O. Box 1019 (Street: 89 Appleberg Rd.) Kellogg, Idaho, 83837
                    (Address of principal executive offices)

         Registrant's telephone number, including area code 208-783-3331



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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Effective December 10, 2003, the Board of Directors of New Jersey Mining Company (the "Company"), recommended and directed:

(a) The dismissal of Nathan Wendt, CPA ("Wendt") as the Company's independent accountant and the engagement of DeCoria, Maichel & Teague P.S. ("DM&T") as the Company's independent accountants to audit the Company's financial statements for the year ending December 31, 2003.

The report of Wendt on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. Wendt did modify its report as to the uncertainty of the Company's ability to continue as a going concern.

In connection with the audits of the Company's financial statements for each of the two years ended December 31, 2002 and 2001, and in the subsequent interim periods, there were no disagreements between the Company and Wendt on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to the satisfaction of Wendt, would have caused Wendt to make reference to the subject matter of the disagreement(s) in its report. During the two years ended December 31, 2002 and 2001 and through December 10, 2003, there have been no reportable events (as defined in Securities and Exchange Commission Regulation SK Item 304(a)(1)(iv)).

(b) The Company provided a copy of the disclosure contained in this Current Report on Form 8-K to Wendt and requested it to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the disclosures made herein. A copy of that letter, dated December 15, 2003, is filed as Exhibit 2.1 to this Current Report on Form 8-K.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        NEW  JERSEY  MINING  COMPANY

                        Date:  December  15,  2003
                              ---------------------


                        By: /s/Grant A. Brackebusch
                            -----------------------

                        Name:  Grant  A.  Brackebusch
                             ----------------------

                        Title:  Vice  President
                               --------------------

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